Exhibit 99.1

On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302

Telephone 818 878 7900, Facsimile 818 878 7930

www.onassignment.com

For Immediate Release

August 6, 2003

1:00 p.m. PDT

Contacts:
Ronald W. Rudolph	The Ruth Group
EVP, Finance and Chief Financial Officer	Jeffrey Goldberger
On Assignment, Inc.	(646) 536-7033 or
(818) 878-7900	Jill Meleski
(646) 536-7032

On Assignment, Inc. Reports 2003 Second Quarter Results

Calabasas, CA, August 6, 2003 – On Assignment, Inc. (Nasdaq: ASGN) today reported revenues and earnings for the second quarter and six months ended June 30, 2003.

Second quarter 2003 revenues were $54,180,000 compared with $67,600,000 for the second quarter 2002.  Operating loss for the second quarter 2003 was $79,464,000 compared with $6,197,000 of operating income for the second quarter 2002.  Net loss for the quarter was $79,564,000, compared with net income of $3,874,000 in the year ago quarter.  Net loss per share for the second quarter was $3.15 compared with net income per share of $0.15 for the second quarter of 2002.  The second quarter results reflect a $79,897,000 impairment charge for goodwill ($3.16 per share) related to the Healthcare Staffing segment, and also a $349,000 charge for severance costs relating to reductions in field and headquarters support staff and closing of branch offices.

Dr. Joe Peterson, president and chief executive officer of On Assignment, Inc. said, “We are encouraged by our operating income of $433,000 before goodwill impairment, and our ability to generate positive cash flow from operations during the quarter due to our efforts to improve gross margins and further reduce operating expenses.”

The Company’s market capitalization declined significantly early in 2003.  Based on current results and revised operating projections, the Company reduced its workforce and eliminated excess capacity in its branch network.  The combination of these factors led the Company to conclude that it needed to perform an analysis to assess whether the recorded goodwill balance was impaired as required by Statement of Financial Accounting Standard No. 142: “Goodwill and Other Intangible Assets”.  Based on this analysis, the Company concluded that the estimated fair value of its Health Personnel Options (HPO) unit as of June 30, 2003 was less than the related carrying value.  As a result, the Company recorded a goodwill impairment charge of $79,897,000 in the second quarter 2003 thereby reducing the goodwill balance related to the Company’s HPO unit from $122,352,000 to $42,455,000.

Lab Support segment revenues for the second quarter were $24,134,000 compared to $28,367,000 in the second quarter last year. Healthcare Staffing segment revenues for the second quarter were $30,046,000 compared to $39,233,000 in the second quarter last year.

During the quarter, On Assignment further reduced its operating expenses to more closely align costs with near-term revenue opportunities.  Cost-cutting measures helped reduce selling, general and administrative expenses sequentially from the first to second quarters by $1,563,000 or 9.6 percent.  The Company also made significant progress in gross margin expansion improving this measure sequentially from 26.8 percent in the first quarter of 2003 to 28.1 percent in the just completed quarter.

Concluded Dr. Peterson, “In response to reduced demand in both our Lab Support and Healthcare Staffing segments, we have made appropriate and meaningful adjustments to the cost of delivering our staffing services.  We are concurrently pursuing our full-service healthcare staffing strategy and will continue to monitor spending closely and make additional adjustments if needed without compromising our ability to deliver our high-quality service and to expand our business in the future.”

For the six months ended June 30, 2003 revenues were $112,004,000 compared with $109,711,000 for the comparable 2002 period.  Six-month revenues for 2003 include $49,423,000 from HPO (acquired on April 19, 2002) compared with $27,566,000 for the 2002 period.  Net loss for the six months was $80,017,000, compared with a net income of $6,744,000 in the year ago period.  Net loss per share for the six months was  $3.12 compared with net income per share of $0.27 for 2002.  Included in the 2003 six months operating loss is the above-mentioned goodwill impairment charge plus $762,000 in charges for severance costs relating to reductions in field and headquarters support staff and closing of branch offices.

Lab Support segment revenues for first the six months of 2003 were $48,648,000 compared to $57,875,000 in the first six months of last year.  Healthcare Staffing segment revenues for the six-month period were $63,356,000 compared to $51,836,000 last year.

On Assignment will hold its quarterly conference call to discuss its 2003 second quarter financial results today, Wednesday, August 6, 2003, at 2:00 p.m. PDT.  Interested parties are invited to listen to the conference call by dialing (800) 309-8283 or (706) 634-1958 ten minutes before the call.  A replay of the conference call will be available beginning at 5:00 p.m. PDT on August 6, 2003 and will run through Friday, August 8, 2003.  The access number for the replay is (800) 642-1687 or (706) 645-9291 and the access code is 1074464.

This call is being webcast by CCBN and can be accessed at On Assignment’s web site at www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

The Non-GAAP financial measures presented as Operating Income (Loss) Before Impairment of Goodwill in the text of this press release and accompanying supplementary financial information represent the financial measures used by the Company’s management to evaluate the quarterly operating performance of the Company.  Operating Income (Loss) Before Impairment of Goodwill may not be comparable to similarly titled measures reported by other companies.  Operating Income (Loss) Before Impairment of Goodwill excludes certain charges related to impairment of goodwill recorded in the second quarter.  This Non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP.  However, the Company’s management believes these Non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so choose. The Company’s management believes its Non-GAAP measure of operating performance better reflects the Company’s operations than it does with operating results as presented under GAAP, which includes or may include, from time to time, such non-cash charges related to acquisitions and impairment losses on long-lived assets. A reconciliation of GAAP results has been provided in the financial statement tables that accompany this press release.

Safe Harbor

Except for strictly historical information contained herein, statements contained in this news release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the effectiveness of On Assignment’s cost containment measures, the implementation of its long-term strategy, its positioning for future success and other statements regarding On Assignment’s expectations, beliefs, hopes, intentions or strategies regarding the future.  All forward-looking statements included in this news release are based upon information available to On Assignment as of the date hereof.  Actual results could differ materially from On Assignment’s current expectations contained in such forward-looking statements.  Factors that could cause or contribute to such differences include general economic and business conditions, quarterly fluctuations in On Assignment’s results of operations, On Assignment’s ability to attract, train and retain qualified Staffing Consultants, On Assignment’s ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professional employees, the integration of acquired operations, management of growth, and other risks detailed from time to time in On Assignment’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 31, 2003.  On Assignment specifically disclaims any intention or duty to update any forward-looking statements contained in this news release.

About On Assignment

On Assignment is a leading international science and healthcare temporary staffing company providing services in laboratory support, nursing, allied healthcare and medical-financial staffing.  The corporate headquarters and Lab Support Division are located in Calabasas, California.  The Healthcare Staffing Division, that offers nursing, allied, clinical lab and administrative/clerical temporary professional employees, operates out of centralized operations in Cincinnati, Ohio.

On Assignment was founded in 1985 as On Assignment/Lab Support and went public in 1992.  In 2002 the company was again recognized by Forbes Magazine as one of the 200 Best Small Companies in America, recognition it has received for a record ten consecutive years.  The company’s branch network encompasses 85 operational markets across the United States, the United Kingdom, the Netherlands and Belgium.  On Assignment, Inc. common stock is traded on the Nasdaq Stock Market under the symbol ASGN.

(Unaudited)

(In thousands of dollars, except per share amounts)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Total Revenues	$54,180	$67,600	$112,004	$109,711
Cost of Services	38,968	47,443	81,313	76,008
Gross Profit	15,212	20,157	30,691	33,703
Selling, General and Administrative Expenses	14,779	13,960	31,121	23,296
Impairment of Goodwill	79,897	—	79,897	—
Operating Income (Loss)	(79,464)	6,197	(80,327)	10,407
Interest Income	86	86	207	530
Pretax Income (Loss)	(79,378)	6,283	(80,120)	10,937
Income Taxes	186	2,409	(103)	4,193
Net Income (Loss)	$(79,564)	$3,874	$(80,017)	$6,744

Diluted Earnings (Loss) Per Share	$(3.15)	$0.15	$(3.12)	$0.27
Weighted Average Shares Outstanding	25,268	26,152	25,671	24,554

RECONCILIATION TO OPERATING INCOME (LOSS)
BEFORE IMPAIRMENT OF GOODWILL

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Operating Income (Loss)	$(79,464)	$6,197	$(80,327)	$10,407
Add Back: Impairment of Goodwill	79,897	—	79,897	—
Operating Income (Loss) Before Impairment of Goodwill	$433	$6,197	$(430)	$10,407

(Unaudited)

(In thousands of dollars, except per share amounts)

SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Lab Segment	$24,134	$28,367	$48,648	$57,875

HPO	23,464	27,566	49,423	27,566
Other Healthcare	6,582	11,667	13,933	24,270
Healthcare Segment	30,046	39,233	63,356	51,836
Total	$54,180	$67,600	$112,004	$109,711

Gross Profit:
Lab Segment	$8,028	$9,201	$15,937	$18,694

HPO	4,932	7,078	10,094	7,078
Other Healthcare	2,252	3,878	4,660	7,931
Healthcare Segment	7,184	10,956	14,754	15,009
Total	$15,212	$20,157	$30,691	$33,703

Selected Cash Flow Information:
Amortization of Intangibles	$1,325	$922	$2,476	$922
Depreciation	$735	$493	$1,383	$844
Capital Expenditures	$974	$314	$2,593	$783
Open Market Repurchase of Common Stock (shares)	218,200	—	1,138,500	—

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of June 30
	2003	2002
Cash, Cash Equivalents and Marketable Securities	$31,649	$36,511
Accounts Receivable, less allowances	28,986	35,449
Working Capital	53,146	55,575
Total Assets	133,050	231,050
Current Liabilities	14,370	23,000
Long-term Liabilities	1,543	9,739
Stockholders’ Equity	117,137	198,311

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